Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-4 of The Manitowoc Company, Inc. of our report dated December 31, 2000, except for information in Note 15, for which the date is March 4, 2001, relating to the financial statements and financial statement schedule of The Manitowoc Company, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
July 12, 2001